JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(l) under the Securities Exchange Act of 1934,

as amended, the undersigned hereby agree to the joint filing of the attached

Schedule 13G, and any and all amendments thereto, and expressly authorize

Invesco Ltd., as the ultimate parent company of each of its undersigned subsidiaries, to file such Schedule 13G, and any and all amendments thereto, on behalf of each of them.

Dated: 01/08/09

Invesco Ltd.

By: /s/ Lisa Brinkley

Name: Lisa Brinkley

Title: Global Compliance Director

Invesco Aim Advisors, Inc.

By: /s/ Todd L. Spillane

Name: Todd L. Spillane

Title: Chief Compliance Officer

Invesco Aim Capital Management, Inc.

By: /s/ Todd L. Spillane

Name: Todd L. Spillane

Title: Chief Compliance Officer

Invesco Trimark , Ltd.

By: /s/ Wayne Bolton

Name: Wayne Bolton

Title: Vice President, Compliance & Chief Compliance Officer

Invesco Aim Private Asset Management, Inc.

By: /s/ Todd L. Spillane

Name: Todd L. Spillane

Title: Chief Compliance Officer

Invesco National Trust Company

By: /s/ Kevin Lyman

Name: Kevin Lyman

Title: Assistant General Counsel

Invesco Hong Kong Limited

By: /s/ Asha Balachandra

Name: Asha Balachandra

Title: Reg. Head of Legal AP

Invesco Asset Management Deutschland GmbH

By: /s/ Stephanie Ehrenfried

Name: Stephanie Ehrenfried

Title: Head of Legal CE

Invesco Asset Management Limited

By: /s/ Nick Styman

Name: Nick Styman

Title: Director of European Compliance

Invesco Asset Management S.A.

By: /s/ Patrick Riviere

Name: Patrick Riviere

Title: Chief Regional Officer

Invesco Asset Management Oesterreich GmbH

By: /s/ Thomas Kraus

Name: Thomas Kraus

Title: Head of Sales

Invesco Global Asset Management (N.A.), Inc.

By: /s/ Jeffrey Kupor

Name: Jeffrey Kupor

Title: Head of Legal WW Institutional

Invesco GT Management Company S.A.

By: /s/ Nick Styman

Name: Nick Styman

Title: Director of European Compliance

Invesco Institutional (N.A.), Inc.

By: /s/ Jeffrey Kupor

Name: Jeffrey Kupor

Title: Head of Legal WW Institutional

Invesco Management S.A.

By: /s/ Alain Gerbaldi

Name: Alain Gerbaldi

Title: Head of Performance Measurement & Risk Analysis

Invesco Maximum Income Management S.A.

By: /s/ Alain Gerbaldi

Name: Alain Gerbaldi

Title: Head of Performance Measurement & Risk Analysis

Invesco Private Capital, Inc.

By: /s/ Jeffrey Kupor

Name: Jeffrey Kupor

Title: Head of Legal WW Institutional

Invesco Senior Secured Management, Inc.

By: /s/ Jeffrey Kupor

Name: Jeffrey Kupor

Title: Head of Legal WW Institutional

Invesco Taiwan Limited

By: /s/ Asha Balachandra

Name: Asha Balachandra

Title: Reg. Head of Legal, AP

Invesco Asset Management (Japan) Limited

By: /s/ Asha Balachandra

Name: Asha Balachandra

Title: Reg. Head of Legal, AP

Invesco Asset Management Ireland Limited

By: /s/ Alain Gerbaldi

Name: Alain Gerbaldi

Title: Head of Performance Measurement & Risk Analysis

Invesco Kapitalanlagegesellschaft mbH

By: /s/ Stephanie Ehrenfried

Name: Stephanie Ehrenfried

Title: Head of Legal CE

Invesco PowerShares Capital Management LLC

By: /s/ Kevin Gustafson

Name: Kevin Gustafson

Title: General Counsel, COO & CCO

Stein Roe Investment Counsel, Inc.

By: /s/ Greg Campbell

Name: Greg Campbell

Title: General Counsel